                            STOCK PURCHASE AGREEMENT

                                 by and between

                     TIGER/WESTBROOK REAL ESTATE FUND, L.P.

                                       and

          TIGER/WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP, L.P.,

                                       and

               ESSEX PROPERTY TRUST, INC., a Maryland corporation

                                   dated as of

                                  June 20, 1996
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     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of June 20,
1996, is made by and between Essex Property Trust, Inc., a Maryland corporation (the "Company") and Tiger/Westbrook Real Estate Fund, L.P., a Delaware limited partnership, and Tiger/Westbrook Real Estate Co-Investment Partnership, L.P., a Delaware limited partnership (individually and collectively, "Buyer").

                                    RECITALS:

         WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to issue and sell to Buyer, an aggregate of 280,000 shares of a newly authorized series of preferred stock of the Company designated as 8.75% Convertible Preferred Stock, Series 1996A (the "Preferred Stock"), having the terms set forth in the form of Company's Articles Supplementary attached as Exhibit A (the "Articles Supplementary") establishing the rights, privileges and preferences of the Preferred Stock, at a price of $25.00 per share;

         WHEREAS, an affiliate of Buyer and the Company have entered into that certain Loan Facility Agreement (the "Loan Agreement") as of even date herewith whereby T/W Essex Funding, L.L.C. ("Lender") has agreed to lend to the Company and the Company has agreed to borrow from the Lender up to an aggregate of $33,000,000 which borrowed funds shall under the circumstances set forth in the Loan Agreement be exchangeable for additional shares of Preferred Stock or, if the Company and Buyer so agree, Operating Partnership Units, subject to the terms and conditions set forth herein and therein; and

         WHEREAS, Buyer and the Company are entering into this Agreement to provide for such purchase and sale of the Preferred Stock and to establish various rights and obligations in connection therewith.

                                   AGREEMENT:

                                    ARTICLE 1

                                   Definitions

         As used in this Agreement, the following terms shall have the following respective meanings: Capitalized terms used herein but not defined herein shall have the meanings set forth in the Loan Agreement.

         Section 1.1 "Action" shall mean any suit, arbitration, inquiry, proceeding or injunction by or before any Government Authority, court or arbitrator.

         Section 1.2 "Additional Purchase Price" shall mean the consideration payable by Buyer to the Company for the shares of Preferred Stock acquired by Buyer at any Initial Exchange Closing or any Subsequent Closing, consisting of an exchange of principal amount of the Loan, cash, or a combination thereof, as the case may be.


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         Section 1.3  "Affiliate" shall have the meaning ascribed thereto in
Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof.

         Section 1.4 "Agreement" shall have the meaning set forth in the first paragraph hereof.

         Section 1.5  "Annual Report" shall have the meaning set forth in
Section 3.1(e).

         Section 1.6 "Articles Supplementary" shall have the meaning set forth in the second paragraph hereof.

         Section 1.7  "Benefit Arrangements" shall have the meaning set forth in
Section 3.15 (b).

         Section 1.8  "Blue Sky Laws" shall have the meaning set forth in
Section 3.4(e).

         Section 1.9 "Buyer" shall have the meaning set forth in the first paragraph hereof.

         Section 1.10 "CERCLA" shall have the meaning set forth in Section 3.14(b).

         Section 1.11 "Charter Amendment" shall mean an amendment to the Company Charter mutually satisfactory to the Company and Buyer which provides that the Company may issue to the Buyer the Preferred Stock under the terms and conditions set forth herein.

         Section 1.12 "Closing Agreement" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

         Section 1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

         Section 1.14 "Common Stock" shall mean the common stock, par value $.0001 per share, of the Company.

         Section 1.15 "Company" shall have the meaning set forth in the first paragraph hereof.

         Section 1.16 "Company Charter" shall mean the Articles of Amendment and Restatement of the Company, as in effect on the date hereof.

         Section 1.17 "Company Leases" shall mean all ground leases residential or shopping center leases relating to the Company Properties.

         Section 1.18  "Company Plan" shall have the meaning set forth in
Section 3.15(a).

         Section 1.19 "Company Properties" shall mean all real property owned or leased by the Company or any of its Subsidiaries (collectively, and together with all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land).


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         Section 1.20  "Company Registration Statement" shall have the meaning set forth in Section 3.5(a).

         Section 1.21  "Company Reports" shall have the meaning set forth in
Section 3.5(a).

         Section 1.22 "Debt Instruments" shall mean all notes, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness.

         Section 1.23 "Election" shall have the meaning set forth in Section 3.10(b).

         Section 1.24 "Employee Benefit Plans" shall have the meaning set forth in Section 3.15(b).

         Section 1.25 "Employees" shall have the meaning set forth in Section 3.15(b).

         Section 1.26 "Environment" shall have the meaning set forth in Section 3.14(b).

         Section 1.27  "Environmental Laws" shall have the meaning set forth in
Section 3.14(b).

         Section 1.28  "EPA" shall have the meaning set forth in Section
3.14(a).

         Section 1.29 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

         Section 1.30 "ERISA Affiliates" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

         Section 1.31  "Exchange Act" shall have the meaning set forth in
Section 3.4(e).

         Section 1.32  "GAAP" shall have the meaning set forth in Section
3.5(b).

         Section 1.33 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal thereof.

         Section 1.34  "Hazardous Substance" shall have the meaning set forth in
Section 3.14(b).

         Section 1.35 "HSR Act" shall have the meaning set forth in Section 3.4(e).

         Section 1.36 "Indemnified Party" shall mean Buyer or the Company, as the context may require.


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         Section 1.37  "Initial Closing" shall mean the consummation of the purchase and sale of shares of Preferred Stock pursuant to Section 2.1.

         Section 1.38 "Initial Closing Date" shall have the meaning set forth in Section 2.1.

         Section 1.39 "Initial Exchange Closing" shall mean any of the closings with respect to the issuance of Preferred Stock contemplated by Section 2.10 of the Loan Agreement.

         Section 1.40 "Initial Purchase Price" shall have the meaning set forth in Section 2.1.

         Section 1.41  "IRS" shall mean the Internal Revenue Service.

         Section 1.42 "Leases" shall have the meaning set forth in Section 3.15(h).

         Section 1.43 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for employees or former employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

         Section 1.44 "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

         Section 1.45 "Loan" shall have the meaning set forth in the Loan Agreement.

         Section 1.46  "Loan Agreement" shall have the meaning set forth in
Section 2.1.

         Section 1.47 "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries (to the extent of the Company's interests therein) taken as a whole.


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         Section 1.48  "NYSE Advice" shall mean such advice as may be requested by, and reasonably acceptable to, Buyer and/or the Company regarding the Company's compliance with New York Stock Exchange listing requirements regarding the issuance of Preferred Stock in accordance with the transactions contemplated hereby.

         Section 1.49 "OP Subscription Agreement" shall mean an agreement mutually satisfactory to the Company and Buyer pertaining to Buyer's possible purchase of preferred Operating Partnership Units and reflecting the terms and conditions of an amendment to the Partnership Agreement mutually satisfactory to the Company and Buyer in accordance with Section 7.2.

         Section 1.50 "Operating Partnership" shall mean Essex Portfolio, L.P., a California limited partnership, or any successor thereto.

         Section 1.51  "Other Filings" shall have the meaning set forth in
Section 5.1(b).

         Section 1.52 "Partnership Agreement" shall mean that certain Agreement of Limited Partnership of the Operating Partnership, dated as of March 15, 1994 as amended on April 15, 1994.

         Section 1.53  "Pension Plans" shall have the meaning set forth in
Section 3.15(b).

         Section 1.54 "Permitted Liens" shall mean (i) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP and which do not exceed $750,000 in the aggregate, (iii) the Company Leases, (iv) easements, rights-of-way, covenants and restrictions which are customary and typical for commercial or residential properties similar to the commercial and residential Company Properties, as the case may be, and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Property to which they apply, (v) the other Liens relating to the Company's Camarillo property and (vi) such imperfections of title and encumbrances, if any, as would not, individually, or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         Section 1.55 "Per Unit Purchase Price" shall have the meaning set forth in Section 2.3.


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         Section 1.56  "Per Share Purchase Price" shall mean the price of $25.00 per share for the Preferred Stock.

         Section 1.57 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

         Section 1.58 "Preferred Stock" shall have the meaning set forth in the second paragraph hereof.

         Section 1.59  "Proxy Statement" shall have the meaning set forth in
Section 5.1(b).

         Section 1.60 "Registration Rights Agreement" shall have the meaning set forth in Section 2.2(a).

         Section 1.61  "Regulatory Filings" shall have the meaning set forth in
Section 3.4(e).

         Section 1.62  "REIT" shall have the meaning set forth in Section
3.10(b).

         Section 1.63 "Release" shall have the meaning set forth in Section 3.14(c).

         Section 1.64  "REOC" shall have the meaning set forth in Section
3.15(h).

         Section 1.65 "REOC Qualification Date" shall have the meaning set forth in Section 3.14(d).

         Section 1.66  "SEC" shall have the meaning set forth in Section 3.5(a).

         Section 1.67 "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.68  "Securities Laws" shall have the meaning set forth in
Section 3.5(a).

         Section 1.69 "Stockholders Agreement" shall have the meaning set forth in Section 2.2(a).

         Section 1.70 "Subsidiaries" shall mean, collectively, the Operating Partnership and any other company of which the Company is the direct or indirect general partner or as to which the Company has the right or power, direct or indirectly, to elect a majority of the board of directors or other persons performing similar functions or as to which the Company, directly or indirectly, has a majority economic ownership interest.

         Section 1.71 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether



                                       6
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disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

         Section 1.72 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Section 1.73 "Tax Ruling" shall mean a written ruling of a taxing authority relating to Taxes.

         Section 1.74  "Welfare Plans" shall have the meaning set forth in
Section 3.15(b).

                                    ARTICLE 2

                    Purchase and Sale of Securities; Closings

         Section 2.1 "Initial Closing." Subject to the terms and conditions hereof, on the Initial Closing Date, the Company will sell, convey, assign, transfer and deliver, and Buyer will purchase and acquire from the Company, 280,000 shares of Preferred Stock at a price of $25.00 per share for an aggregate purchase price in immediately available funds of $7,000,000 (the "Initial Purchase Price"). The Initial Closing shall take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California, at 10:00 a.m. on such date as the parties hereto may mutually agree (the "Initial Closing Date").

         Section 2.2  "Initial Closing Deliveries."

                           (a) At the Initial Closing, and as a condition to the
parties' obligations hereunder to effect the transactions contemplated hereby at the Initial Closing, the Company and Buyer shall enter into a registration rights agreement substantially in the form attached as Exhibit C (the "Registration Rights Agreement"), the Company, Buyer and Messrs. Marcus and Guericke each shall enter into a stockholders agreement substantially in the form attached as Exhibit D (the "Stockholders Agreement").

                           (b) In addition to the other things required to be
done hereby including the delivery of the Diligence Fee, at the Initial Closing, the Company shall deliver, or cause to be delivered, to Buyer the following: (i) certificates representing the number of shares of Preferred Stock to be issued and delivered at the Initial Closing, free and clear of all Liens (unless created by Buyer or any of its Affiliates) with all necessary stock transfer and other documentary stamps attached, (ii) a certificate, dated the Initial Closing Date and validly executed by an appropriate officer of the Company, as contemplated by Section 7.1(a), (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 7.1,
(iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to Buyer at or prior to the Initial Closing, and (v) such other instruments reasonably requested by Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.


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
                           (c) In addition to the delivery of the Initial
Purchase Price and the other things required to be done hereby, at the Initial Closing, Buyer shall deliver, or cause to be delivered, to the Company the following: (i) a certificate, dated the Initial Closing Date and validly executed by Buyer, as contemplated by Section 7.3(a), (ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before the Initial Closing, and (iii) such other instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

         Section 2.3  "Initial Exchange Closings and Subsequent Closings."

          (I)     "Initial Exchange Closings"

                           (a) Option A. If Option A is applicable, effective as
of the Option A Maturity Date, (i) Buyer shall, or cause the Lender to, exchange $13,000,000 principal amount of the Loan for 520,000 shares of Preferred Stock to be issued by the Company (subject to the antidilution and "Organic Change" provisions of the Loan Agreement).

                           (b) Option B. If Option B is applicable, effective as
of the Option B Maturity Date, (i) Buyer shall, or cause the Lender to, exchange $13,000,000 principal amount of the Loan for 520,000 shares of Preferred Stock to be issued by the Company (subject to the anti-dilution and "Organic Change" provisions of the Loan Agreement).

                           (c) Option C. If Option C is applicable, effective as
of the Option C Maturity Date, Buyer shall, or cause the Lender to, exchange up to $1,500,000 principal amount of the Loan for 60,000 shares of Preferred Stock to be issued by the Company at an Additional Purchase Price of $25.00 per share (subject to the antidilution and "Organic Change" provisions of the Loan Agreement).

                           (d) Option D. If Option D is applicable, effective as
of the Option D Maturity Date, Buyer (i) shall or cause the Lender to, exchange $13,000,000 principal amount of the Loan for 520,000 shares of Preferred Stock to be issued by the Company (subject to the antidilution and "Organic Change" provisions of the Loan Agreement) and (ii) shall have the option to acquire up to an additional 240,000 shares of Preferred Stock to be issued by the Company at a per share Additional Purchase Price of $25.00 (subject to the antidilution and "Organic Change" provisions of the Loan Agreement).

          (II) "Subsequent Closings." If Option A or B is applicable, Buyer shall purchase from the Company an additional 800,000 shares of Preferred Stock at an Additional Purchase Price of $25.00 per share prior to June 20, 1997 (subject to the antidilution and "Organic Change" provisions of the Loan Agreement), pursuant to no more than three Subsequent Closings each involving the purchase of not less than 200,000 shares of Preferred Stock.

          (III) "Place of Closing." The consummation of each Subsequent Closing shall take place at the Palo Alto offices of Morrison & Foerster LLP at 10:00 a.m. on the Subsequent Closing Date or such other place as agreed upon by the parties.


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         Section 2.4  "Initial Exchange Closing and Subsequent Closing
Deliveries."

                           (a) At each Initial Exchange Closing and Subsequent
Closing, the Company shall deliver or cause to be delivered, to Buyer the following (i) such documentation as may be reasonably required to be delivered by the Company pursuant to the terms of the Loan Agreement, (ii) certificates representing the number of shares of Preferred Stock free and clear of all Liens (unless created by Buyer or any of its Affiliates) with all necessary stock transfer and other documentary stamps attached, (iii) a certificate dated such Subsequent Closing Date and validly executed by an appropriate officer of the Company, as contemplated by Section 7.2(a), (iv) as to Subsequent Closings, evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 7.2, (v) all certificates and other instruments and documents required by this Agreement or the Loan Agreement to be delivered by the Company to Buyer at or prior to each Subsequent Closing, and (vi) such other instruments reasonably requested by Buyer as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                           (b) Buyer shall deliver to the Company, by wire
transfer of immediately available funds in U.S. dollars to an account designated by the Company, the amount of the Additional Purchase Price in excess of the principal amount of the Loan exchanged therefore together with all interest or fees due to the Lender under the Loan Agreement, if any. In addition to the delivery of the Additional Purchase Price and the other things required to be done hereby, at the Initial Exchange Closing and each Subsequent Closing, Buyer shall deliver, or cause to be delivered, to the Company the following: (i) at each Subsequent Closing a certificate, dated such Subsequent Closing Date and validly executed by Buyer, as contemplated by Section 7.3(a), (ii) at the Initial Exchange Closing and each Subsequent Closing, if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before each such closing, and (iii) such other instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

         Section 2.5 "Operating Partnership Units." Notwithstanding the foregoing, provided that the Company and Buyer shall have previously entered into the OP Subscription Agreement, Buyer may purchase such number of Operating Partnership Units in lieu of any shares of Preferred Stock on any Subsequent Closing Date on economically equivalent terms. At any Subsequent Closing at which Operating Partnership Units are to be purchased, Buyer shall deliver to the Company the Purchase Price for such Operating Partnership Units upon such terms and together with such other documentation set forth in Section 2.4(b) and the Company shall deliver to Buyer an amended and restated Partnership Agreement (in form and substance satisfactory to both Company and Buyer) and any other appropriate documents evidencing the Operating Partnership Units, such Operating Partnership Units to be free and clear of all Liens (unless created by Buyer or any of its Affiliates) together with such other appropriate documentation set forth in Section 2.4(a).

         Section 2.6 "Exchange of Preferred Stock for Units; Units for Preferred Stock." Provided that the Company and Buyer shall have previously entered into the OP Subscription Agreement, at any time and from time to time after the later of the Stockholder Approval Date and the date on which the Partnership Agreement shall have been amended in accordance with Section 7.2:

                           (a) Buyer shall have the right to exchange its shares
of Preferred Stock into such number of Operating Partnership Units as is equal to the product of (i) the number of shares of Preferred Stock held by Buyer multiplied by (ii) the quotient of (x) the Per Share Purchase Price divided by
(y) the Per Unit Purchase Price then in effect. Any accrued and unpaid dividends on Buyer's Preferred Stock may be exchanged into such number of Operating Partnership Units achieved by dividing the aggregate amount of such dividend accrued on the Preferred Stock by the Per Unit Purchase Price then in effect;

                           (b) Buyer shall have the right to exchange its
Operating Partnership Units into such number of shares of Preferred Stock as is equal to the product of (i) the number of Operating Partnership Units then held by Buyer multiplied by (ii) the quotient of (x) the Per Unit Purchase Price then in effect divided by (y) the Per Share Purchase Price.

                                    ARTICLE 3

                  Representations and Warranties of the Company

The Company hereby represents and warrants to Buyer as follows:

         Section 3.1  "Organization and Qualification; Subsidiaries."

                           (a) The Company is a corporation duly incorporated,
validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Loan Agreement and the Promissory Note and to perform its obligations hereunder and thereunder. The Company has all requisite governmental licenses, authorizations, consents and approvals to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to so have could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (b) The Operating Partnership is a limited
partnership duly organized, validly existing and in good standing under the laws of the State of California. The Operating Partnership has all requisite partnership power and authority to enter into the Guarantee. The Operating partnership has all requisite governmental licenses, authorizations, consents and approvals to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to do so could not have, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (c) Each of the Subsidiaries of the Company is a
corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate or partnership power and authority to own its properties and carry on its business as it is now being conducted. Each of the Subsidiaries has all requisite governmental licenses, authorizations, consents and approvals , except where the failure to could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (d) Each of the Company and its Subsidiaries is duly
qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (e) The Company's Annual Report on Form 10-K, as
amended, for the year ended December 31, 1995 (as amended, together with all information incorporated by reference therein, the "Annual Report") sets forth all information regarding the Company's Subsidiaries required to be stated therein. All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company or the Operating Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Liens. Except as described in the Company Reports, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.

                           (f) The financial statements to the Annual Report set
forth a description of all allocations among the Company and any Subsidiary of the material expenses incurred by the Company and its Subsidiaries, taken as a whole as are required to be stated therein.

         Section 3.2  "Authority Relative to Agreements; Board Approval."

                           (a) The execution, delivery and performance by the
Company of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Articles Supplementary, the Loan Agreement and the Promissory Note and the issuance and delivery of shares of Common Stock upon conversion of shares of Preferred Stock in accordance with the provisions of the Articles Supplementary and Bylaws of the Company, have been duly and validly authorized (or by the Initial Closing Date will have been authorized) by all necessary corporate action on the part of the Company. Each of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Loan Agreement and the Promissory Note has been duly executed and delivered by the Company and constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity, subject to the approval of the Board of Directors to recommend to the stockholders that they approve the issue to Buyer of the Preferred Stock under the terms and conditions set forth herein, including approval of amendments to the Charter and Bylaws of the Company and the recommendation of any action to be taken by the stockholders. Upon issuance of any shares of Preferred Stock, the Articles Supplementary will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

                           (b) The Executive Committee has determined to
recommend to the Board of Directors of the Company that it recommend that the stockholders of the Company vote in favor of and approve the issuance to Buyer of Preferred Stock under the terms and conditions set forth herein.

                           (c) The shares of Preferred Stock to be acquired
pursuant to this Agreement have been duly authorized for issuance, and upon issuance and delivery by the Company in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock to be acquired pursuant to this Agreement will, upon issuance, be duly and validly issued, fully paid and nonassessable.

                           (d) The conversion of the Preferred Stock pursuant to
the terms of the Articles Supplementary, will not give any stockholder of the Company the right to demand payment for his shares under the Corporations & Associations Code of Maryland.

                           (e) The Guaranty has been duly executed and delivered
by the Operating Partnership and constitutes the valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights or general principals of equity.

         Section 3.3  "Capital Stock and Voting Rights."

                           (a) The authorized capital stock of the Company on
the date hereof consists of 670,000,000 shares of Common Stock, and 330,000,000 shares of excess stock. As of the date hereof, there are 6,275,000 shares of Common Stock issued and outstanding, and no shares of any other class or series of stock issued and outstanding. All such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. Other than as set forth in the Company Reports, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell directly or indirectly any shares of capital stock or other equity interests of the Company or which entitle any person to acquire from the Company any shares of capital stock or other equity interest of the Company.

                           (b) Except for interests in the Subsidiaries of the
Company, and except as set forth in the Company Reports, none of the Company or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities), which would have a material effect on the business prospects and condition (financial or otherwise) and operations of the Company;

                           (c) The outstanding shares of Common Stock have been
issued in accordance with the registration or qualification provisions of the Securities Act and relevant state securities laws or pursuant to valid exemptions thereto;

                           (d) Except as set forth in the Company Reports, the
Company is not obligated to register under the Securities Act any of its currently outstanding securities or any of its securities that may subsequently be issued.

         Section 3.4 "No Conflicts; No Defaults; Required Filings and Consents." Except as contemplated hereby, neither the execution and delivery by the Company hereof nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will:

                           (a) Violate, conflict with, or result in a breach of,
any provisions of the Company Charter or Bylaws of the Company;

                           (b) Result in a breach or violation of, a default
under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under, any of the Company stock option plans or Operating Partnership Unit option plans or similar compensation plan or any grant or award made under any of the foregoing;

                           (c) Violate or conflict with any law, regulation,
judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries except where any such violation or conflict, individually or in the aggregate, could not result in a Material Adverse Effect;

                           (d) Except as set forth in Schedule 3.4, violate or
conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or

                           (e) Require any consent, approval or authorization
of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Maryland State Department of Assessments and Taxation, the Recorder of Deeds or similar office in any applicable jurisdiction or any national securities exchange on which the Common Stock is listed.

         Section 3.5 "SEC and Other Documents; Financial Statements; Undisclosed Liabilities."

                           (a) The Company has delivered or made available to
Buyer the registration statement of the Company filed with the Securities and Exchange Commission ("SEC") in connection with the Company's initial public offering of Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). The Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company's knowledge, there is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports.

                           (b) Each of the balance sheets included in or
incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (c) Except as, and to the extent, set forth in the
Company Reports or any Schedule hereto, to the Company's knowledge, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstances) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         Section 3.6  "Litigation; Compliance With Law."

                           (a) Except as disclosed in the Company Reports, there
are no Actions pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or result in any material change in the equity ownership of the Company, or which in any manner question the validity of this Agreement, the Loan Agreement, the Stockholders Agreement or the Registration Rights Agreement.

                           (b) None of the Company or its Subsidiaries is in
violation of any law, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         Section 3.7 "Investment Company." The Company is not, and after giving effect to the sale and issuance of the Preferred Stock, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.8 "Solicitation; Access to Information." No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person acting on its behalf, in respect of or in connection with the offer and sale of the Preferred Stock.

         Section 3.9 "Absence of Certain Changes or Events." Since March 31, 1996, the Company and each of its Subsidiaries has conducted its business only in the ordinary course of such business and has not acquired any real estate other than in the ordinary course of business or entered into any financing arrangements in connection therewith other than in the ordinary course of business, and there has not been (a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Common Stock other than any publicly declared quarterly dividends on the Common Stock, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries, other than Commitments which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (d) any change in the Company's accounting principles, practices or methods which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         Section 3.10  "Tax Matters; REIT and Partnership Status."

                           (a) The Company and each of its Subsidiaries have
timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and such request has been granted and has not expired. Each such Tax Return is true, complete and correct in all material respects. Except as set forth on Schedule 3.10, the Company and its Subsidiaries have paid, within the time and manner prescribed by law all Taxes that are due and payable, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries have properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. None of the Company or any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. None of the Company or any of its Subsidiaries is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it and no basis exists for any such claim or assessment. True and complete copies of all federal, state and local income or franchise Tax Returns filed by the Company and each of its Subsidiaries for 1994 and 1995 and all written communications between the relevant taxing authorities and Buyer relating thereto have been delivered to Buyer or will be made available to representatives of Buyer. No claim of which the Company has received notice has been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 3.10, there are no Tax Liens upon the assets of the Company or any Subsidiary. The Company has not received a Tax Ruling (other than the Tax Ruling previously received by the Company regarding its status as a REIT) or entered into a Closing Agreement with any Tax Authority that would have a continuing adverse effect after the Initial Closing Date. No event, transaction, act or omission has occurred which will result in the Company becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other person, firm or company, which has not been properly accrued as required by GAAP and which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary have no actual or contingent material liability (whether by reason of any indemnity, warranty, tax sharing agreement or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes. The Company and each Subsidiary have complied (and will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (b) The Company (i) has in its federal income tax
return for its tax year ended December 31, 1994 elected to be taxed as a real estate investment trust ("REIT") within the meaning of Section 856 of the Code (the "Election"), such Election has remained in effect, (ii) has complied (or will comply) with all applicable provisions of the Code relating to a REIT, for each of its taxable years, (iii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for each of its taxable years,
(iv) has not taken or omitted to take any action which could result in a challenge to its status as a REIT, and, no such challenge of which the Company has received notice is pending or threatened, and (v) will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby. As of the date hereof, (x) the Company is a "domestically-controlled" REIT within the meaning of Code Section 897(h)(4)(B), and (y) all non-domestic beneficial owners of Common Stock are set forth in Schedule 3.10 as of the date set forth therein. Except as set forth in the Company Reports, to the Company's knowledge no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 6% of the value of the outstanding equity interest in the Company.

                           (c) Any amount or other entitlement that could be
received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any employee, officer, or director of the Company or the Operating Partnership or any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                           (d) The disallowance of a deduction under Section
162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

                           (e) The Operating Partnership and each Subsidiary of
the Company and the Operating Partnership organized as a partnership (and any other Subsidiary that files Tax Returns as a partnership for federal income tax purposes) have at all times been classified as partnerships for federal income tax purposes.

         Section 3.11  "Agreements, Etc."

                           (a) Neither the Company nor any of its Subsidiaries
is in default under or in violation of any provision of the Company Charter, the Bylaws of the Company or the Partnership Agreement (or equivalent documents) or any agreement filed as an exhibit to the Company Reports except where such default or violation would not result in a Material Adverse Effect.

                           (b) Other than agreements relating to the Camarillo
refinancing, all material agreements, as of the date hereof, entered into by the Company or any of its Subsidiaries, except for agreements entered into in the ordinary course of business, relating to the indebtedness of the Company, the development or construction of, additions or expansions to, or management or leasing services for commercial or residential buildings or other real properties which are currently in effect and under which the Company or any of its Subsidiaries currently has, or expects to incur, any material obligation and which are required to be described in the Company Reports, are described in the Company Reports. No payment, if any thereunder, are delinquent and no notice of such delinquency thereunder has been received by the Company, except where such default or violation would not result in a Material Adverse Effect. True and complete copies of such agreements with all amendments and supplements thereto have been delivered to Buyer.

         Section 3.12 "Financial Records; Company Charter and Bylaws; Corporate Records."

                           (a) The books of account and other financial records
of the Company and each of its Subsidiaries are in all material respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all material respects, as required by GAAP, in the financial statements included in the Company Reports. Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial results of operation of the Company and its consolidated Subsidiaries as of the respective dates thereof and for respective periods covered thereby. Except as described in the Company Reports, the financial conditions of each Subsidiary are consolidated with those of the Company.

                           (b) The Company has previously delivered or made
available to Buyer true and complete copies of the Company Charter and the Bylaws of the Company, as amended to date, the Partnership Agreement, and the charter, Bylaws, organization documents, partnership agreements and joint venture agreements of the Subsidiaries, and all amendments thereto.

                           (c) The minute books and other records of corporate
or partnership proceedings of the Company and each of its Subsidiaries will be made available to Buyer and contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and its Subsidiaries which are corporations and all actions of the partners of the Operating Partnership and Subsidiaries which are partnerships, except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related hereto.

         Section 3.13  "Properties."

                               (a) The Company has the requisite power, right
and authority to conduct its business as now conducted, or as proposed to be conducted by it, and to own and operate the Company Properties consistent with past practice and in compliance with applicable law and to enjoy uninterrupted ownership, operation and maintenance of the Company Properties, except where any such failure could not, individually, or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                               (b) Except as described in the Company Reports
and except as to earthquake insurance, each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks in such amounts as are prudent and customary in the Company's business, and none of Company and the Subsidiaries have any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue it's business, at a cost that could not reasonably be expected to result in a Material Adverse Effect.

                               (c) Each of the Company and the Subsidiaries
possesses such certificates, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct the business now conducted by it, or proposed to be conducted by it, and none of the Company or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

         3.14  "Environmental Matters."

                               (a) Except as disclosed in the environmental
reports set forth on Schedule 3.14 or in the Company Reports, (A) to the knowledge of the Company, the Environment at each Company Property is free of any Hazardous Substance except for any Hazardous Substance that could not reasonably be expected to have a Material Adverse Effect;

(B) none of the Company, or any Subsidiary and, to the knowledge of the Company, no prior owner of any Company Property has caused or suffered to occur any Release of any Hazardous Substance into the Environment on, in, under or from any Company Property in violation of any Environmental Law applicable to such Company Property in an amount that would reasonably be expected to have a Material Adverse Effect and no condition exists on, in or under any Company Property or, to the knowledge of the Company, any property adjacent to any Company Property that could reasonably be expected to result in the occurrence of material liabilities under, or any material violations of, any Environmental Law applicable to such Company Property, give rise to the imposition of any material Lien under any Environmental Law, or cause or constitute a material environmental hazard to any property, person or entity, except where such condition or violation could not result in a Material Adverse Effect; (C) neither of the Company, nor any Subsidiary is engaged in or intends to engage in any manufacturing or any other similar operations at any Company Property and, to the knowledge of the Company, no prior owner of any Company Property engaged in any manufacturing or any similar operations at any Company Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) neither of the Company, nor any Subsidiary and, to the knowledge of the Company, no prior owner of any Company Property has received any notice of a claim under or pursuant to any Environmental Law applicable to a Company Property or under common law pertaining to Hazardous Substances on any Company Property or pertaining to other property at which Hazardous Substances generated at any Company Property have come to be located; (E) none of the Company or any Subsidiary and, to the best knowledge of the Company, no prior owner of any Company Property has received any notice from any Governmental Authority claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Company Property (1) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company, or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

                           (b) As used herein, "Hazardous Substance" shall
include any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings and structures; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601, et seq.,) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C.
Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment from environmental effects; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

         3.15  "Employees and Employee Benefit Plans"

                               (a) The Company Reports or Schedule 3.15(a) sets
forth a complete and accurate list of all Employee Benefit Plans which affect Employees of the Company or any of its Subsidiaries. With respect to each Employee Benefit Plan and each material Benefit Arrangement (collectively, "Company Plan") (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or government rules or regulations, (ii) the Company and each of its Subsidiaries has contributed all amounts due under each Company Plan, and (iii) none of the Company or any of its Subsidiaries has any funding commitment or other liabilities except as reserved for in the financial statements in or incorporated by reference into the Company Reports, and, in the case of clauses (i) through (iii), except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and to the Company's knowledge, no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries. There are no pending or, to the Company's knowledge, anticipated claims against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans that can reasonably be expected to result in a Material Adverse Effect.

                               (b) For purposes hereof, "Employee Benefit Plans"
means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to

Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" (including "multiemployer plans") as defined in
Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and agreements and other policies or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of a party hereto or any of its Subsidiaries, including employees on disability, layoff or leave status.

                               (c) Neither the Company nor any other employer
that is (or at any relevant time was) part of a controlled group (as defined in Section 412(l)(8)(C) of the Code) of which the Company is (or at any relevant time was) a member maintains or has ever maintained a plan covered by Title IV of ERISA. Neither the Company nor any such employer has engaged in any transaction described in Section 4069 or Section 4212(c) of ERISA.

                               (d) The Company represents and warrants
that through its investment in the Operating Partnership of which it is the sole general partner and owner of 77.2% of the ownership interests therein, it has been actively engaged in the management or development of real estate in the ordinary course of its business at all times from the date of its first long-term investment that was not a short-term investment of funds pending long-term commitment, ("REOC Qualification Date") to and including the Initial Closing Date, and that it will continue to be so engaged in the management or development of real estate so long as Buyer has any interest in any equity or debt issued by the Company.

                               (e) The Company represents and warrants that the
"real estate" referenced above which was purchased on the REOC Qualification Date and thereafter includes the Company Properties. To the extent any of the Company Properties are subject to tenant leases (the "Leases"), the Company has substantial responsibilities under each of the Leases, and none of the Leases provide that substantially all management and maintenance activities with respect to the Property in question or any portion thereof are the responsibility of the tenant leases.

                               (f) The Company represents that it has not
merely passively assumed the risks of its real estate ownership, but that the return to its stockholders from its investment in the Properties has been and is based in part on the cash flow and capital appreciation of the Properties, and that such return depends in substantial part on the success of the Company's management and development efforts with respect to the Company Properties.

                               (g) The Company represents and warrants that the
employees of the Company perform most of the development and management functions of the real estate business described herein, except that the Company has employed independent contractors, each of which is terminable without cause and without substantial penalty upon reasonable short notice, to perform certain of the day-to-day management activities associated with the Company Properties. In any event, the Company represents and warrants that it devotes substantial resources to such management and development activities and to the oversight of its independent contractors who perform such activities.

                               (h) The Company covenants and warrants that it
will comply with requirements, and take all procedural action and cause the Operating Partnership to take all procedural actions necessary, to maintain its status as a "real estate operating company" as such term is defined in 29 C.F.R.
Section 2510.3-101 (a "REOC"). Specifically, but without limitation, the Company covenants that it has or it will establish an "annual valuation period" (as such term is defined in 29 C.F.R., Section 2510.3-101). The Company agrees to certify to Buyer its compliance with the requirements recited in this paragraph within 10 days after the close of each annual valuation period.

         Section 3.16 "Affiliate Transactions." The Company Reports set forth an accurate description of all transactions with Affiliates, which are required to be included therein. A true and complete copy of all agreements or contracts relating to any such transaction has been made available to Buyer. Except as set forth in the Company Reports, all such Affiliate transactions were conducted on an arm's-length basis.

         Section 3.17 "Maryland Takeover Law." The terms of Section 3-602 and Subtitle 7 of Title 3 of the Corporations & Associations Code of Maryland will not apply to Buyer or any transaction contemplated hereby.

         Section 3.18 "Brokers or Finders." No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commissions or similar fee from the Company in connection with this Agreement or any of the transactions contemplated hereby for which Buyer will be responsible except as a result of actions by Buyer.

         Section 3.19 "Knowledge Defined." As used herein, the phrase "to the Company's knowledge" (or words of similar import) shall include the actual knowledge after due inquiry of George Marcus, Keith Guericke, Michael J. Schall, and Jordan Ritter and includes any facts, matters or circumstances set forth in any written notice from any Government Authority, and also including any matter of which Buyer informs the Company in writing. The term "due inquiry" is hereby defined to mean such inquiry by the applicable person as such person would normally be reasonably expected to make in the ordinary course of his regular and usual duties as either an employee or as a board member, as the case may be, of the Company.

                                    ARTICLE 4

                     Representations and Warranties of Buyer

         Each Buyer hereby represents and warrants to the Company, as follows:

         Section 4.1 "Organization." (a) Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement, the Stockholders Agreement and to perform its obligations hereunder and thereunder.

         Section 4.2 "Due Authorization." The execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Stockholders Agreement have been duly and validly authorized by all necessary partnership action on the part of Buyer. The execution, delivery and performance of the Loan Agreement has been duly and validly authorized by all necessary limited liability company action on the part of Lender. This Agreement has been duly executed and delivered by Buyer for itself and constitutes the valid and legally binding obligations of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity. The Loan Agreement has been duly executed and delivered by the Lender for itself and constitutes the valid and legally binding obligations of the Lender enforceable against the Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

         Section 4.3 "Conflicting Agreements and Other Matters." Neither the execution and delivery of this Agreement nor the performance by Buyer of its obligations hereunder nor the execution and delivery of the Loan Agreement nor the performance by the Lender of its obligations thereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, Lien or charge of any kind upon any of the properties or assets of Buyer or Lender pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer or Lender, or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer or Lender is bound, except for filings after the Initial Closing, the Initial Exchange Closing or any Subsequent Closing under Section 13(d) of the Exchange Act.

         Section 4.4 "Acquisition for Investment; Sophistication; Source of Funds." Buyer is acquiring the Preferred Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Buyer has no present intention or plan to effect any distribution of shares of Preferred Stock, provided that the disposition of Preferred Stock owned by Buyer shall at all times be and remain within its control and, in the ordinary course of its affairs, the Buyer may effect transfer of any of its assets, including the Preferred Stock, subject to the provisions of this Agreement and the Registration Rights Agreement. Buyer is able to bear the economic risk of the acquisition of Preferred Stock pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment, and therefore has the capacity to protect its own interests in connection with the acquisition of Preferred Stock pursuant hereto.

         Section 4.5 "Brokers or Finders." No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer in connection with this Agreement or any of the transactions contemplated hereby for which the Company will be responsible except as a result of actions by the Company.

         Section 4.6 "Investment Company Matters." Buyer is not and after giving effect to the purchase of Preferred Stock contemplated hereby will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         Section 4.7 "Accredited Investor." Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.



                                    ARTICLE 5

                         Covenants Relating to Closings

         Section 5.1  "Taking of Necessary Action."

                           (a) Each party hereto agrees to use commercially
reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Loan Agreement, the Registration Rights Agreement and the Stockholders Agreement, subject to the terms and conditions hereof and thereof, including, without limitation, to cause necessary or appropriate amendments to the Operating Partnership's Partnership Agreement; provided, however, this proviso shall not apply to a party's ability to exercise its discretionary rights hereunder to the extent such party's obligations hereunder are conditioned upon the performance of certain conditions precedent which shall be satisfactory to such party in such party's sole discretion. The Company shall use its best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws or regulations to consummate and make effective the Charter Amendment and the IRS Approval.

                           (b) As promptly as practicable after the date hereof,
the Company shall prepare and file with the SEC a preliminary proxy statement (the "Proxy Statement") by which the Company's stockholders will be asked to approve the Charter Amendment and other matters in connection with the transactions contemplated hereby as the Company may reasonably suggest and the Buyer may reasonably request, which proposed Charter Amendment shall be in form and substance satisfactory to Buyer. The Proxy Statement as initially filed with the SEC, as it may be amended and refiled with the SEC and as it may be mailed to the Company's stockholders, shall be in form and substance reasonably satisfactory to Buyer. The Company shall use its reasonable efforts to respond to any comments of the SEC, and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including under the HSR Act (and shall promptly on request therefore provide Buyer with information requested by Buyer in connection with Buyer's HSR matters and filings) and state takeover laws (the "Other Filings"), and Buyer shall prepare and file any filings required by Buyer under the HSR Act and shall cooperate with the Company in the preparation of any such filings. The Company will notify Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filing shall comply in all material respects with all applicable requirements of law. Buyer shall provide the Company all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. The Proxy Statement shall include the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of and approve the Charter Amendment and the issuance of Preferred Stock pursuant to this Agreement.

                           (c) Buyer agrees to assist the Company in its
preparation of a submission to the IRS seeking IRS Approval, including information as to the nature of Buyer's investors, provided that Buyer may refuse information if it reasonably believes that not doing so would be adverse to its interests. Such submission shall be in form and substance reasonably satisfactory to Buyer. The Company will notify Buyer promptly of the receipt of any comments, notices or requests for additional information from IRS or its staff and will supply Buyer with copies of all correspondence between the Company or any of its representatives on one hand and the IRS or its staff on the other hand.

                           (d) The Company shall call a meeting of its
stockholders to be held as promptly as practicable for the purpose of voting upon the Charter Amendment and shall use its best efforts to cause the stockholder approval of the Charter Amendment by August 31, 1996.

                           (e) The parties agree to negotiate in good faith
whether to issue Operating Partnership Units to Buyer as contemplated hereby as promptly as practicable after the date hereof. In the event the parties mutually agree for the exchange of Operating Partnership Units, the Company shall propose and submit an amendment to the Partnership Agreement to the limited partners of the Operating Partnership to provide for the exchange of the Loan and Preferred Stock for Operating Partnership Units and shall seek a written consent or call a meeting to vote thereon. The Company shall vote all of the Operating Partnership
Units held by it at the time of such written consent or meeting in favor of such Amended Partnership Agreement.

                           (f) The Company shall use its best efforts to obtain
the requisite lender consents required hereby.

         Section 5.2 "Registration Rights Agreement." At the Initial Closing, the Company and Buyer shall enter into the Registration Rights Agreement.

         Section 5.3 "Stockholders Agreement." At the Initial Closing, the Company, Buyer and the Messrs. Marcus and Guericke shall enter into the Stockholders Agreement.

         Section 5.4 "Modification to Structure." The parties agree to negotiate in good faith modification to the structure of the Operating Partnership and/or the Operating Partnership's investments in, and ownership of, the Property of the Company, (a) to avoid the imposition of a corporate tax on any income of the Operating Partnership, (b) to minimize the effects of UBTI on a direct or indirect investor of the Buyer or (c) to assist Buyer in respect of requirements pertinent to Buyer under ERISA. Unless and until such date Buyer has distributed to its investors aggregate funds exceeding 50% of the net acquisition cost of all assets which it has purchased to such date, the Company and the Operating Partnership, considered as a single entity, or any entity in which the partners and/or the Company and the Operating Partnership, considered as a single entity, owns an interest and which owns any portion of the Property, shall qualify as and/or remain an "operating company" under the plan asset rules of ERISA at 29 C.F.R. 2510.3-101 provided that such actions shall not have a material adverse ffect on Operating Partnership limited partners, considered as a whole.

         Section 5.5  "Designation of Directors."

                           (a) The Company shall use its best efforts to cause
the stockholders of the Company to approve and adopt an amendment to the Company Charter, which permits the termination of Directors such that, upon a failure by the Company to pay dividends on the Preferred Stock in accordance with the Articles Supplementary or in the event of certain breaches thereof: (i) the holders of Preferred Stock shall have the power to cause the removal or resignation of such requisite number of Directors and to appoint the designees to fill such vacancies or, alternatively, (ii) that the Company shall increase the number of authorized directors of its Board of Directors and appoint such persons designated by the holders of Preferred Stock to fill such newly-created vacancies.

                           (b) The Company shall cause the committees of the
Board of Directors to include Preferred Stockholder director designees, as set forth in the Articles Supplementary.

         Section 5.6 "Listing of Preferred Stock." Upon the request of the Buyer, the Company shall use commercially reasonable efforts to list the Preferred Stock on such securities exchanges as may be mutually agreeable between the parties, including, without limitation, the Singapore, Amsterdam and Luxembourg Securities Exchanges, provided that the cost thereof including any periodic reporting or listing costs shall be borne by the Buyer and provided further that in the Company's reasonable discretion such listing shall not have an adverse effect on the Company.

         Section 5.7  "Public Announcements, Confidentiality."

                           (a) Subject to each party's disclosure obligations
imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.7(b), the Company and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Registration Rights Agreement, the Stockholders Agreement and any of the transactions contemplated hereby or thereby.

                           (b) Buyer agrees that all information provided to
Buyer or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or by persons to whom Buyer has made such information available, (2) is or becomes available to Buyer on a non-confidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement with the Company, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

                           (c) The Company agrees that all information provided
to the Company or any of its representatives pursuant to this Agreement shall be kept confidential, and the Company shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of the Company who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of the Company shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by the Company or by persons to whom the Company has made such information available, (2) is or becomes available to the Company on a non-confidential basis from a third party that is not, to the Company's bound by any other confidentiality agreement with Buyer, or (ii) prohibit disclosure of any information if requested by law, rule, regulation, court order or other legal or governmental process.

         Section 5.8 "Information and Access." For so long as Buyer owns 100,000 shares or more of Preferred Stock, the Company and its Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (x) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (y) all other information concerning its business, personnel and the Company Properties as Buyer may reasonably request. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the business of the Company or its Subsidiaries.

         Section 5.9 "Notification of Certain Matters." Each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party shall not be deemed a breach of this Agreement.

                                    ARTICLE 6

                          Certain Additional Covenants

         Section 6.1 "Resale." Buyer acknowledges and agrees that the securities that Buyer acquires hereunder will not, as of the relevant Closing thereof, be registered under the Securities Act or the securities laws of any state and that it may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, state securities laws is available.

         Section 6.2 "Use of Funds." The Company shall use the funds received pursuant to the terms hereof, first to repay outstanding indebtedness (of either the Company or the Operating Partnership) and second for the acquisition or development by the Operating Partnership of assets.

         Section 6.3 "REIT Status." From and after the date hereof and so long as Buyer owns 10% or more of the Company's outstanding Common Stock (for purposes of this provision, the Company's convertible securities, including Preferred Stock, shall be treated as Common Stock on an as-converted basis), the Company will elect to be taxed as a REIT in its federal income tax returns for each of its tax years, will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would result in the loss of its status as a REIT for federal income tax purposes.

         Section 6.4 "Affiliated Transactions." All transactions by and between the Company and any Affiliate of the Company shall be conducted on an arm's-length basis, and if any such transaction involves a cost to the Company to such Affiliate in excess of $500,000 in a single transaction, or in excess of an aggregate $1,000,000 for a series of transactions with all Affiliates in any twelve-month period, shall be on terms and conditions no less favorable (when all aspects of the transactions are considered) to the Company than could be obtained from non-related persons except as disclosed in the Company Reports.

         Section 6.5 "Loan Agreement Covenants." The Company agrees to take such actions necessary or as may be requested by Buyer to afford Buyer the rights set forth in the Loan Agreement, which is incorporated herein by reference, and hereby authorizes Buyer to take such actions as are reasonably necessary to accomplish such rights. The Buyer agrees to cause Lender to take such actions necessary or as may be requested by the Company to afford the Company the rights set forth in the Loan Agreement, which is incorporated herein by reference, and hereby authorizes the Company to take such actions as are reasonably necessary to accomplish such rights.

                                    ARTICLE 7

                             Conditions to Closings

         Section 7.1 "Conditions of Purchase at Initial Closing." The obligations of Buyer to purchase and pay for the Preferred Stock at the Initial Closing are subject to satisfaction or waiver of each of the following conditions precedent:

                           (a) "Representations and Warranties; Covenants." The
representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Initial Closing), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.1(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the date of the Initial Closing in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Preferred Stock at the Initial Closing, and for the covenants set forth in Sections 5.2, 5.3 and 6.3 as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Initial Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the date of the Initial Closing to such effect.

          In making any determination as to Material Adverse Effect under this
Section 7.1(a) or under Section 7.2(a), the matters set forth in each such Section shall be aggregated and considered together.

                           (b) "Preferred Stock; Articles Supplementary." The
Articles Supplementary shall have been duly filed with the State Department of Assessments and Taxation of the State of Maryland and shall be in full force and effect in form and substance satisfactory to Buyer.

                           (c) "Consents." The Company shall have obtained the
consents set forth in Schedule 3.4.

                           (d) "No Injunction." There shall not be in effect any
order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which could reasonably be expected to have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Preferred Stock.

                           (e) "Proceedings." All corporate and other
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (f) "Opinion of Counsel." Buyer shall have received
an opinion from Morrison & Foerster LLP substantially in form and substance reasonably satisfactory to Buyer.

                           (g) "Bylaws." The Company shall have adopted the
amendments to the Company's Bylaws relating to alterations to the size and composition of the Board of Directors in form and substance reasonably satisfactory to Buyer.

                           (h) "Resolutions." Buyer shall have received a
certified copy or resolutions of the Board of Directors in form and substance satisfactory to Buyer, relating to the Buyer's and its Affiliates' exemption from the provisions of Section 3 - 602 of the Maryland Corporations and Associations Code.

                           (i) "Registration Rights Agreement." Buyer shall have
received the Registration Rights Agreement executed by the Company, in form and substance reasonably satisfactory to Buyer.

                           (j) "Stockholders Agreement." Buyer shall have
received the Stockholders Agreement executed by the Company, in form and substance reasonably satisfactory to Buyer.

                           (k) "Disclosure Statement." Buyer shall have received
from the Company a Disclosure Statement attaching all Schedules to the Agreement.

                           (l) "NYSE Advice." Buyer shall have received the NYSE
Advice.

                           (m) "Maryland Counsel Opinion." If requested by
Buyer, Buyer shall have received an opinion of the Company's Maryland counsel in form and substance reasonably satisfactory to Buyer.

                           (n) "Amendment to Investor Rights Agreement." Buyer
shall have received from the Company a copy of an amendment to that certain Investor Rights Agreement dated as of June 13, 1994 between the Company and the investors party thereto, whereby such investors shall have agreed that their rights thereunder shall be subordinated to the rights of holders of Preferred Stock;

                           (o) "Appointment of Buyer's Designees to Board of
Directors and Committees." The Buyer's designee shall have been appointed to the Board of Directors and to all committees pursuant to the terms of the Bylaws and Articles Supplementary.

                           (p) "Preemptive Rights Agreements." Buyer and Company
shall have executed an agreement providing for preemptive rights of Buyer, in form and substance reasonably satisfactory to Buyer.

         Section 7.2 "Conditions of Purchase at Subsequent Closings." The obligations of Buyer to purchase and pay for the shares of Preferred Stock at each Subsequent Closing are subject to satisfaction or waiver of each of the following conditions precedent:

                           (a) "Representations and Warranties; Covenants." The
representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and as of the Initial Closing Date. The covenants and agreements of the Company to be performed on or before the relevant Subsequent Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Preferred Stock at the relevant Subsequent Closing, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect, provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect or qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso). The Company shall have delivered to Buyer at the relevant Subsequent Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the relevant Subsequent Closing Date to such effect.

                           (b) "No Material Adverse Change." Since the Initial
Closing Date, there shall not have been any change, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect.

                           (c) "Operating Partnership Agreement." If Operating
Partnership Units are to be purchased by Buyer, the Partnership Agreement shall have been duly and validly amended and restated so that it is in a form which is satisfactory to both the Company and Buyer (the "Amended Partnership Agreement") by the requisite vote or consent of the partners of the Operating Partnership, all as required by and in accordance with the Partnership Agreement.

                           (d) "Amended Company Charter; Modification of
Ownership Limit." As to Subsequent Closings under Option A or Option B, the Charter Amendment shall have been approved by the requisite vote of holders of Common Stock, all as required by and in accordance with the Company Charter, and duly filed with the State Department of Assessments and Taxation of the State of Maryland and shall be in full force and effect.

                           (e) "No Injunction." There shall not be in effect any
order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which could reasonably be expected to have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Preferred Stock.

                           (f) "Proceedings." All corporate and other
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (g) "REIT Status." The Company shall have elected to
be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. The Company shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

                           (h) "Opinion of Counsel." Buyer shall have received
an opinion from Morrison & Foerster LLP in such form and substance reasonably satisfactory to Buyer.

                           (i) "IRS Approval." As to the Initial Exchange
Closing under Option D, the IRS Approval shall have been obtained and shall be in full force and effect.

                           (j) "Certain Conditions Still True." The conditions
precedent set forth in Sections 7.1(c), (e), (h) and (i) shall continue to be satisfied or waived in all respects on and as of each relevant Closing Date.

                   With respect to the Initial Exchange Closing and each Subsequent Closing:
                           (k) "HSR Act." Any waiting period applicable to the
consummation of the transactions contemplated hereby under the HSR Act shall have expired or beenterminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.

         Section 7.3 "Conditions of Sale." The obligation of the Company to issue and sell any Preferred Stock at any closing (including the Initial Closing) is subject to satisfaction or waiver of each of the following conditions precedent:

                           (a) "Representations and Warranties; Covenants." The
representations and warranties of Buyer contained herein shall have been true and correct in all respects on and as of the date hereof and as of the date of the Initial Closing, other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.3(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for Lender's obligations under the Loan Agreement, Buyer's obligation to pay the relevant Purchase Price at the relevant Closing, including any Closing under Section 2.5(b), and except for Buyer's covenants set forth in Sections 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing Date to such effect.

                           (b) "No Injunction." There shall not be in effect any
order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Preferred Stock.

                           (c) "Consents." The Company shall have obtained the
consents set forth in Schedule 3.4.

                           (d) "Proceedings." All corporate and other
proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (e) "Opinion of Counsel." The Company shall have
received an opinion from counsel to Buyer in form and substance reasonably satisfactory to the Company.

                           (f) "Bylaws." The Company shall have adopted the
amendments to the Company's Bylaws relating to alterations to the size and composition of the Board of Directors.

                           (g) "Registration Rights Agreement." The Company
shall have received the Registration Rights Agreement executed by the Buyer in form and substance satisfactory to the Company.

                           (h) "Stockholders Agreement." The Company shall have
received the Stockholders Agreement executed by the Buyer in form and substance satisfactory to the Company.

With respect to any Subsequent Closing only:

          (x) "Amended Company Charter; Modification of Ownership Limit." As to Subsequent Closings under Option A or Option B, the Charter Amendment shall have been approved by the requisite vote of holders of Common Stock, all as required by and in accordance with the Company Charter, and duly filed with the State Department of Assessments and Taxation of the State of Maryland and shall be in full force and effect.

          (y) "Operating Partnership Agreement." If Operating Partnership Units are to be purchased by Buyer, the Partnership Agreement shall have been duly and validly amended and restated as the Amended Partnership Agreement by the requisite vote or consent of the partners of the Operating Partnership, all as required by and in accordance with the Partnership Agreement.

          (z) "HSR Act." Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.


                                    ARTICLE 8
                            Survival; Indemnification

     Section 8.1 "Survival." All representations, warranties and (except as provided by the last sentence of this Section 8.1) covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Initial Closing until 18 months after the Initial Closing. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until 18 months after the Initial Closing, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to 18 months after the Initial Closing; provided, however, that, if Buyer shall have complied with this Section 8.1, the damages for breach by the Company of any of the representations and warranties, or any of the covenants or agreements which survive until 18 months after the Initial Closing, shall be measured with respect to all of Buyer's purchases of Preferred Stock hereunder and not with respect only to Buyer's purchases hereunder made during the period ending 18 months after the Initial Closing, but such measurement shall not in any event include any shares of Preferred Stock that Buyer may have purchased other than from the Company. Notwithstanding the foregoing, those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Initial Closing shall survive in accordance with their terms, and representations and warranties of the Company contained in Section 3.10 herein shall survive until the running of the applicable statutes of limitations.

         Section 8.2  "Indemnification by Buyer or the Company."

                           (a) Subject to Section 8.1, from and after any
Closing Date, Buyer shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by Buyer in or pursuant to this Agreement, or (ii) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

                           (b) Subject to Section 8.1, from and after any
Closing Date, the Company shall indemnify and hold harmless Buyer, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

                           (c) Notwithstanding the foregoing, (i) neither Buyer
nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and (b), respectively, of this Section 8.2, until the cumulative aggregate amount of such Loss and Expenses suffered by Buyer or the Company, as the case may be, exceeds $1,000,000, and only to the extent such Losses and Expenses exceed $1,000,000, in which case Buyer or the Company, as the case may be, shall then be liable for all such Loss and Expenses, and (ii) the cumulative aggregate indemnity obligation of each of Buyer and the Company under this
Section 8.2 shall in no event exceed $40,000,000. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this Article 8.

        Section 8.3 "Third-Party Claims." If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such class in reasonable detail. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party, with the Indemnifying Party's consent not to be unreasonably withheld or delayed, shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                    ARTICLE 9

                                  Miscellaneous

         Section 9.1 "Counterparts." This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

         Section 9.2 "Governing Law." THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         Section 9.3 "Consequential Damages." In no event will either party be liable to the other in contract, tort or otherwise for any consequential, indirect, exemplary, incidental or special damages arising out of or relating to this Agreement.

         Section 9.4 "Entire Agreement." This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

         Section 9.5 "Notices." All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

                   with a copy to:   Essex Property Trust, Inc.
                                     777 California Avenue
                                     Palo Alto, CA  94304
                                     Attn:  Keith Guericke

                                     with a copy to: Michael Schall
                                     Essex Property Trust, Inc.
                                     777 California Avenue
                                     Palo Alto, CA  94304

                                     and another copy to:     Jordan Ritter
                                     Essex Property Trust, Inc.
                                     777 California Avenue
                                     Palo Alto, CA  94304

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                     with a copy to: Patrick K. Fox
                                     General Counsel
                                     Westbrook Partners, L.L.C.
                                     14400 North Dallas Parkway, #200
                                     Dallas, Texas 75240

                     with a copy to: Keith Gelb
                                     Vice President
                                     Westbrook Partners, L.L.C.
                                     11150 Santa Monica Boulevard
                                     Los Angeles, California 90023

            and another copy to:     Allen Curtis Greer, II
                                     Rogers & Wells
                                     200 Park Avenue
                                     New York, New York 10166

         Section 9.6 "Successors and Assigns." This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 9.7 "Headings." The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

         Section 9.8 "Amendments and Waivers." This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or compiled with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

         Section 9.9  "Interpretation; Absence of Presumption."

                           (a) For the purposes hereof, (i) words in the
singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof', "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                           (b) This Agreement shall be construed without regard
to any presumption or rule requiring construction or interpretation against the party, drafting or causing any instrument to be drafted.

         Section 9.10 "Severability." Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         Section 9.11 "Further Assurances." The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

         Section 9.12 "Specific Performance." Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

        Section 9.13 "Schedules." Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

         Section 9.14 "Expenses." Except as set forth in this Agreement, whether or not any purchase of Preferred Stock contemplated hereby is consummated, all reasonable legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.

                                      * * *

         IN WITNESS WHEREOF, this Agreement has been signed by, or on behalf of each of the parties hereto as of the day first above written.

                                            TIGER/WESTBROOK REAL ESTATE FUND,
                                            L.P., a Delaware limited partnership

                                        By: Tiger/Westbrook Real Estate Partners
                                            Management,
                                            L.L.C., a Delaware limited
                                            liability company, General Partner

                                            By:  Westbrook Real Estate Fund I,
                                                 L.L.C., a Delaware limited
                                                 liability company,
                                                 Managing Member

                                            By: /s/ W. H. Walton
                                               ---------------------------------
                                                 William H. Walton III,
                                                 Managing Member

                                        TIGER/WESTBROOK REAL ESTATE CO-
                                        INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership

                                        By: Tiger/Westbrook Real Estate Partners
                                            Management, L.L.C., a Delaware
                                            limited liability company, General
                                            Partner

                                            By: Westbrook Real Estate Fund I,
                                                L.L.C., a Delaware limited
                                                liability company, Managing
                                                Member

                                            By: /s/ W. H. Walton
                                               -----------------------------
                                               William H. Walton III,
                                               Managing Member

                                                    ESSEX PROPERTY TRUST, INC.

                                                     By: /s/ Jordan E. Ritter
                                                        ------------------------
                                                        Name: Jordan E. Ritter
                                                        Title: Vice President

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT ("Amendment"), dated as of July 1, 1996, is made by and between Essex Property Trust, Inc., a Maryland corporation (the "Company"), and Tiger/Westbrook Real Estate Fund, L.P., a Delaware limited partnership, and Tiger/Westbrook Real Estate Co-Investment Partnership, L.P., a Delaware limited partnership (individually and collectively, and including any nominee or nominees in whose name securities may be held, "Buyer").

                                R E C I T A L S:

         WHEREAS, the parties hereto entered into that certain Stock Purchase Agreement, dated as of June 20, 1996 (the "Stock Purchase Agreement"),whereby, subject to certain conditions, the Company agreed to sell to the Buyer and the Buyer agreed to purchase from the Company an aggregate of 280,000 shares of a newly authorized series of preferred stock of the Company designated as 8.75% Convertible Preferred Stock, Series 1996A (the "Preferred Stock"), having the terms set forth in the form of Company's Articles Supplementary attached as Exhibit A thereto (the "Articles Supplementary") establishing the rights, privileges and preferences of the Preferred Stock, at a price of $25.00 per share;

         WHEREAS, an affiliate of Buyer and the Company entered into that certain Loan Facility Agreement, dated as of June 20, 1996, as amended to the date hereof (as amended, the "Loan Agreement"), whereby T/W Essex Funding, L.L.C. (the "Lender"), agreed to lend to the Company and the Company agreed to borrow from the Lender up to an aggregate of $31,500,000, and portions of such borrowed funds were, under the circumstances set forth in the Loan Agreement, to be repaid or exchangeable for additional shares of Preferred Stock or, if the Company and Buyer so agree, Operating Partnership Units or other interests, subject to the terms and conditions set forth therein;

         WHEREAS, the parties hereto desire, among other things, to provide that the Buyer shall purchase an aggregate of 340,000 shares of Preferred Stock at the Initial Closing (as defined herein) and may, subject to the terms and conditions hereof, of the Stock Purchase Agreement and the Loan Agreement, purchase up to an aggregate of 1,600,000 shares of Preferred Stock; and

         WHEREAS, the parties hereto have agreed, among other things, to amend and modify the Stock Purchase Agreement as set forth herein.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing premises and covenants hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

                 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Stock Purchase Agreement has the meaning ascribed to such term in the Stock Purchase Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference contained in the Stock Purchase Agreement shall from and after the date hereof refer to the Stock Purchase Agreement as amended hereby.

                 2. Amendment to Preamble to Definitions. The Preamble to the Definitions in Article I of the Stock Purchase Agreement shall be amended by adding "All references in this Agreement to any other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified, reaffirmed or supplemented on or before the date hereof in accordance with the terms thereof." immediately following the first sentence thereof.

                 3. Amendment to Section 2.1. Section 2.1 of the Stock Purchase Agreement is hereby amended (a) by deleting the term "280,000" in the third line thereof and inserting the term "340,000" in its place and stead, and (b) by deleting the term "$7,000,000" in the fourth line thereof and inserting the term "$8,500,000" in its place and stead.

                 4. Amendment to Section 2.2(b). Section 2.2(b) of the Stock Purchase Agreement shall be amended by deleting the words "including the delivery of the Diligence Fee," in the first and second lines thereof.

                 5. Amendment to Section 2.3(I)(a). Section 2.3(I)(a) of the Stock Purchase Agreement shall be amended (a) by deleting the term "$13,000,000" in the second line thereof and inserting the term "$11,500,000" in its place and stead, and (b) by deleting the term "520,000" in the third line thereof and inserting the term "460,000" in its place and stead.

                 6. Amendment to Section 2.3(I)(b). Section 2.3(I)(b) of the Stock Purchase Agreement shall be amended (a) by deleting the term "$13,000,000" in the second line thereof and inserting the term "$11,500,000" in its place and stead, and (b) by deleting the term "520,000" in the third line thereof and inserting the term "460,000" in its place and stead.

                 7. Amendment to Section 2.3(I)(c). Section 2.3(I)(c) of the Stock Purchase Agreement shall be deleted in its entirety.

                 8. Amendment to Section 2.3(I)(d). Section 2.3(I)(d) of the Stock Purchase Agreement shall be amended (a) by deleting the term "$13,000,000" in the second line thereof and inserting the term "$11,500,000" in its place and stead, and (b) by deleting the term "520,000" in the third line thereof and inserting the term "460,000" in its place and stead and (c) by deleting the term "240,000" in the fifth line thereof and inserting the term "280,000" in its place and stead.

                 9. Amendment to Section 5.1(d). Section 5.1(d) of the Stock Purchase Agreement shall be amended by deleting the words "August 31" in the third line thereof and inserting the words "September 30" in their place and stead.

                 10. Amendment to Article 5. Article 5 of the Stock Purchase Agreement shall be amended to add the following new Section 5.10:

                           "Section 5.10 Stockholders Agreements. The Company
                 agrees that it shall not knowingly permit the transfer, or knowingly allow the Operating Partnership to permit the transfer, of the interests restricted from transfer pursuant to the terms of the Stockholders Agreements each dated July 1, 1996 among Mr. Guericke, the Company and Buyer and among Mr. Marcus, the Company and Buyer, respectively. If the Operating Partnership is requested to transfer Partnership Units of the Operating Partnership now held by either of Messrs. Marcus or Guericke directly, or indirectly by the person or persons holding of record as reflected in the Company's 1996 Proxy Statement, the Company will make reasonable inquiries and use its reasonable efforts to ascertain that any such transfer is not in violation of the terms of the applicable Stockholders Agreement. The Company will also monitor the Form 4 and Form 5 Reports that each of Messrs. Marcus or Guericke files with the Securities and Exchange Commission to ascertain that their transfers are in compliance with the terms of the applicable Stockholders Agreement."

                 11. Addition of Article 10. The Stock Purchase Agreement shall be amended by inserting the following Article 10 therein:

                                   "ARTICLE 10

                                "Preemptive Right

                           "10.1 Preemptive Right. For so long as any shares of
                 Preferred Stock are outstanding, the Buyer shall have the rights set forth in this Article 10 as if it was the holder of record and beneficially of all such outstanding shares. The rights set forth herein are in favor of the Buyer and its successors and assigns, provided that any exercise procedures to be accomplished hereunder shall be performed by the Buyer or its nominee and no other person may accomplish such procedures or seek to exercise the preemptive right set forth in this Article 10. Absent an express assignment of the rights of the Buyer under this Article 10, no transfer by the Buyer of shares of Preferred Stock shall affect the rights of the Buyer hereunder.

                           "The Buyer shall have, as if it were the holder of
                 each and every of the issued and outstanding shares of Preferred Stock, at any time and from time to time the preemptive right to purchase, in the case of the proposed issuance by the Company of, or the proposed granting by the Company of shares of, any class of the Company's stock ("Capital Stock"), or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (including, without limitation, interests in the Operating Partnership) (such rights or options being hereinafter referred to as "Options" and such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"). On each occasion that the Company proposes to issue Capital Stock, Options or Convertible Securities, or any of the foregoing, the Company shall give to the

                 Buyer prior written notice (the "Company Notice") of its intention, by first class mail, postage prepaid, addressed at its last address as shown by the records of the Company, describing the same, the price and the specific terms (or in the context of an offering of Capital Stock, Convertible Securities or Options to the public, a range of price and terms) upon which the Company proposes to issue the same. The Buyer shall have fifteen (15) days from the date of the receipt by the Buyer of the Company Notice to deliver a notice (the "Rights Exercise Notice") notifying the Company of the Buyer's intention to purchase all or a part of its pro rata share of shares or other securities represented by Capital Stock, Options or Convertible Securities, or any of the foregoing, in accordance herewith, for the price and upon the terms specified by the Company Notice, such pro rata share to be that number of such shares or securities or Capital Stock, Options or Convertible Securities, or any of the foregoing, as shall bear the same proportion to the aggregate number of such shares or securities or Capital Stock, Options or Convertible Securities, or any of the foregoing, to be issued or sold as (i) the number of shares of Common Stock as are issuable upon conversion of the Preferred Stock issued and outstanding on the date of the Company Notice bears to (ii) the sum of (A) the total number of shares of Common Stock issued and outstanding on the date of the Company Notice and (B) the number of shares of Common Stock issuable upon conversion or exercise of the Preferred Stock and any Convertible Securities or Options, or both, issued and outstanding on the date of the Company Notice, and at a price or prices no less favorable to the Buyer than the price or prices at which such Capital Stock, Convertible Securities or Options are proposed to be offered for sale to others, provided, however, that the purchase of such Capital Stock, Convertible Securities or Options shall be consummated prior to the later of (x) thirty (30) days after the date of the Rights Exercise Notice and (y) the date the Company consummates the issuance of the Capital Stock, Convertible Securities or Options described in the Company Notice. If, in connection with any proposed issue of Capital Stock, Convertible Securities or Options, the Buyer fails to exercise in full its preemptive right as set forth in this Article 10 then, subject to the next following sentence, the Company may sell the unsold Capital Stock, Convertible Securities or Options at any time within 180 days (60 days in the case of a public offering) thereafter at a price and upon terms no more favorable to the purchasers thereof than specified in the Company Notice; provided, that the Company shall not sell or grant, or permit conversion under, any Capital Stock, Convertible Securities or Options, or any of the foregoing, after such 180 - day period (or 60 - day period in the case of a public offering) without renewed compliance with this Section 10.1; provided, further, that in the case of an underwritten public offering of Securities, if in the opinion of the Company and the underwriter, such renewed compliance by the Company with the procedural requirements hereunder (i.e., timing of notices, etc.) would otherwise impede the consummation of such public offering, the parties agree to take such further action as may be reasonably necessary to effectuate such offering while preserving Buyer's substantive preemptive right hereunder.

                           "10.2 Certain Exclusions. The provisions of this
                 Section 10 shall not apply to any shares of any class of the Company's Capital Stock or Options or Convertible Securities, or both (i) issuable upon conversion of any Preferred Stock;
                 (ii) issuable upon conversion of Convertible Securities or the exercise of Options, or both, if the Buyer was offered the opportunity to purchase such shares or securities, or Convertible Securities or Options, or both, pursuant to this
                 Article 10, and declined the same, or as to which the Buyer was not given such opportunity by reason of the application of this Article 10; (iii) issuable in connection with stock splits, stock dividends or recapitalizations as to the effects of which adjustment will be made as provided elsewhere herein or in the Articles Supplementary pertaining to the Preferred Stock; or (iv) issuable to employees and prospective employees pursuant to any plan or pattern of employee equity participation or issuable in connection with the Company's Dividend Reinvestment Plan.

                           "10.3 Adjustments Prior to the Defining Event.
                 Notwithstanding the foregoing, in the event the Company delivers the Company Notice to the Buyer on a date prior to the earliest to occur of (A) December 15, 1996, (B) the Stockholder Approval Date, (C) the later of (x) the Stockholder Rejection Date and (y) the IRS Approval Date (the earliest to occur of (A), (B) and (C), above, shall hereinafter be referred to as the "Defining Event"), the following shall apply:

                                     (i) subject to subsections (iv) and (v),
                           below, the Buyer shall have the preemptive right to purchase all or part of its pro rata share of Capital Stock, Options or Convertible Securities (collectively, "Securities"), which pro rata share shall equal such number of Securities which bears the same proportion to the aggregate number of Securities to be issued or sold as (a) the number of shares issuable upon conversion of 800,000 shares of Preferred Stock bears to (b) the sum of (I) the total number of shares of Common Stock issued and outstanding on the date of the Company Notice and
                           (II) the number of shares of Common Stock issuable upon conversion of 800,000 shares of Preferred Stock and any Convertible Securities or Options issued and outstanding on the date of the Company Notice;
                                     (ii) the Buyer's Rights Exercise Notice
                           must be delivered to the Company within fifteen (15) days of receipt by the Buyer of the Company Notice;

                                     (iii) the Buyer must consummate any
                           purchases hereunder on or prior to the later of (a) forty-five (45) days after the Defining Event and (b) the date the Company consummates the issuance of the Securities specified in the Company Notice;

                                     (iv) if and to the extent that on the date
                           of or following the Defining Event, the Buyer is prevented or prohibited from the exercise in full or in part of its preemptive right to purchase any Securities due to restrictions on the ownership by the Buyer (or any group of holders with which such the Buyer may be affiliated or may be deemed to be affiliated) of any of such Securities, whether under applicable Maryland law, provisions of the Company's Charter, any Articles Supplementary thereto or ByLaws, or by reason of restrictions applicable for purposes of the Company's continued qualification as a 'real estate investment trust' for purposes of the Internal Revenue Code of 1986, as amended from time to time (the "Exercise Restriction"), such number of Securities required to be purchased pursuant to such preemptive right shall automatically be reduced to such amount as to not exceed the Exercise Restriction.

                                     (v) Provided further, notwithstanding
                           Section 10.3(i), in the event that, after the date of the Defining Event, the Company issues Securities (the date of such issuance, the "Issuance Date") specified in the Company Notice applicable to such securities and such Company Notice was dated a date before the date of the Defining Event, the Buyer shall have the preemptive right to purchase all or part of its pro rata share of Securities which pro rata share shall equal such number of Securities which bears the same proportion to the aggregate number of Securities sold on the Issuance Date as (a) the number of shares issuable upon conversion of the issued and outstanding Preferred Stock on the Issuance Date bears to (b) the sum of (I) the total number of shares of Common Stock issued and outstanding on the Issuance Date and (II) the number of shares of Common Stock issuable upon conversion of the issued and outstanding Preferred Stock on the Issuance Date and any other Securities issued and outstanding on the Issuance Date."

                 12. Amendment to Section 9.2. Section 9.2 of the Stock
Purchase Agreement is hereby amended by deleting Section 9.2 in its entirety and inserting in lieu thereof:

                                     "(a) OTHER THAN WITH RESPECT TO THE
                           PROVISIONS OF ARTICLE 10, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. ARTICLE 10 OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT OR OF ANY COURT OF THE STATE OF MARYLAND WHICH IS LOCATED IN THE CITY BALTIMORE, MARYLAND, IN ANY

                           ACTION, SUIT OR PROCEEDING BROUGHT AND RELATED TO OR IN CONNECTION WITH THE RIGHTS AND OBLIGATIONS SET FORTH IN ARTICLE 10 OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY ARTICLE 10 AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THE RIGHTS AND OBLIGATIONS SET FORTH IN ARTICLE 10 OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO THEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT.

                                     "(b) The parties to this Agreement agree to
                           use their best efforts to cause the provisions of
                           Section 9.2(a) to be observed.

                                     "(c) The parties hereto knowingly,
                           voluntarily and expressly waive all right to trial by jury in any action, proceeding or counterclaim enforcing or defending any rights arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties acknowledge that the provisions of this Section 9.2(c) have been bargained for and that it has been represented by counsel in connection therewith."

                 13. Full Force and Effect. Except as specifically amended and modified hereby, the Stock Purchase Agreement shall remain in full force and effect and no party hereto waives any of its rights under the Stock Purchase Agreement.

                 14. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                 15. Consequential Damages. In no event will either party be liable to the other in contract, tort or otherwise for any consequential, indirect, exemplary, incidental or special damages arising out of or relating to this Amendment.

                 16. Entire Agreement. The Stock Purchase Agreement, as amended hereby (including agreements incorporated herein or therein), and the Schedules and Exhibits thereto contain the entire agreement between the parties with respect to the subject matter hereof and thereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein or therein. This Amendment is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

                 17. Successors and Assigns. Except as otherwise provided herein, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 18. Headings. The Section headings contained in this Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Amendment.

                 19. Amendments and Waivers. This Amendment may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                 20. Absence of Presumption. This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party, drafting or causing any instrument to be drafted.

                 21. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                 22. Further Assurances. The Company and Buyer agree that, from time to time, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

                 23. Specific Performance. Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Amendment were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                 24. Expenses. Whether or not any purchase of Preferred Stock contemplated hereby is consummated, all reasonable legal and other costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby shall be paid by the Company.

                                      * * *

         IN WITNESS WHEREOF, the parties have duly executed, or have caused their duly authorized officer or representative to execute, this Amendment No. 1 to Stock Purchase Agreement as of the date first above written.

                       TIGER/WESTBROOK REAL ESTATE FUND,
                       L.P., a Delaware limited partnership

                          By:   Tiger/Westbrook Real Estate Partners Management,
                                L.L.C., a Delaware limited liability company,
                                General Partner

                            By:   Westbrook Real Estate Fund I, L.L.C., a
                                  Delaware limited liability company,
                                  Managing Member

                                  By: /s/ W.H. Walton III
                                     -------------------------------------------
                                         William H. Walton III,
                                         Managing Member

                                  By: /s/ Paul D. Kazilionis
                                     -------------------------------------------
                                         Paul D. Kazilionis
                                         Managing Member

                       TIGER/WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership

                           By:  Tiger/Westbrook Real Estate Partners Management,
                                 L.L.C., a Delaware limited liability company, General Partner

                            By: Westbrook Real Estate Fund I, L.L.C., a Delaware limited liability company, Managing Member

                                 By: /s/ W.H. Walton III
                                    --------------------------------------------
                                        William H. Walton III,
                                        Managing Member

                                 By: /s/ Paul D. Kazilionis
                                    --------------------------------------------
                                         Paul D. Kazilionis
                                         Managing Member

                       ESSEX PROPERTY TRUST, INC.

                       By: /s/ Michael Schall
                          ------------------------------------------------------
                              Name: Michael Schall
                                   ---------------------------------------------
                              Title: CFO
                                    --------------------------------------------